UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 17, 2005

Forward Industries, Inc.
(Exact name of registrant as specified in its charter)

New York	000-6669	13-1950672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Green Road, Suite E Pompano Beach, FL	33064
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code

(954) 419-9544

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 17, 2005, the Company's Board of Directors, pursuant to nomination of the Company's Nominating Committee of the Board, voted to elect Mr. Louis Lipschitz as a member of the Company's Board of Directors until the next annual meeting of shareholders.  In connection with this move, the Board voted to increase the size of the Board from five members to six.  Mr. Lipschitz has agreed to serve on the board and will be appointed to the audit, compensation and nominating committees of the Company.  There was no arrangement or understanding between Mr. Lipschitz and any other persons pursuant to which Mr. Lipschitz was elected. There were no transactions during the last two years, or proposed transactions, to which the Company or any subsidiary thereof was or is to be a party, in which Mr. Lipschitz, or any family member, had or is to have a direct or indirect material interest.

A copy of the press release announcing this appointment is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1            Press release issued on June 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forward Industries Inc.,

By:

/s/ Jerome E. Ball
____________________________________

Name Jerome E. Ball

Title: Chairman and Chief Executive Officer

Dated: June 21, 2005

EXHIBIT INDEX

Exhibit No.            Description

Exhibit 99.1            Press release issued by the Registrant on June 20, 2005